Exhibit IV

                    REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is entered into as of December 29, 1997, by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), Resource Health Partners, L.P., a Delaware limited partnership ("RHP") and each of the partners of RHP and each of the partners of RHP's general partner at the time each such partner becomes a holder of the Common Stock of QuadraMed (each a "Stockholder" and collectively, the "Stockholders"), and when each such party executes a counterpart signature page hereto.


     WHEREAS, pursuant to that certain Acquisition Agreement and Plan of Merger by and among QuadraMed, RH Acquisition Co., a Delaware corporation ("Sub A") and FA Acquisition Co., a Delaware corporation ("Sub B"), on the one hand, and RHP, Resource Holdings Ltd., a Pennsylvania corporation ("Resource Holdings") and FRA Acquisition Inc., a Delaware corporation ("FRA") on the other hand, dated as of December 29, 1997 (the "Merger Agreement"), (i) Sub A shall be merged with and into Resource Holdings and Sub B shall be merged with and into FRA (each a "Merger," and together, the "Mergers"), and (ii) by virtue of the Mergers, RHP shall receive an amount of shares of QuadraMed's Common Stock (the "Shares") in exchange for each issued and outstanding share of Resource Holdings Common Stock and each issued and outstanding share of FRA Common Stock.

     WHEREAS, following the Mergers, it is anticipated that RHP may transfer the Shares to its partners and the general partner of RHP may transfer the Shares it receives to its partners, all in accordance with the terms and conditions of the Merger Agreement.

     WHEREAS, QuadraMed desires to grant certain registration rights for the Shares, and QuadraMed and the Stockholders desire that this Agreement shall govern the rights of the Stockholders to cause QuadraMed to register the Shares, as well as certain other matters as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

     1.   Definitions.

          (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means (1) the Shares issued to RHP pursuant to the Merger Agreement and transferred by RHP to the Stockholders and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with any exemption under the Securities Act, including, without limitation, Rule 144 promulgated by the SEC under the Securities Act (or any similar rule then in force);

          (c) A person will be deemed to be a "Holder" of Registrable Securities whenever such person owns or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right,) whether or not such acquisition has actually been effected;

          (d) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any comparable or successor form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by QuadraMed with the SEC;

          (e) The term "Securities Act" means the Securities Act of 1933, as amended.

          (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (g)  The term "SEC" means the Securities and Exchange Commission.

     2.   Registration.

          (a) QuadraMed shall prepare, and, on or prior to the date which is thirty (30) days after the effective date of the Merger (the "Merger Effective Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Holders, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities. QuadraMed shall use its best efforts to obtain effectiveness of the registration statement as soon as practicable but in any event within three (3) months of the date of this Agreement.

          (b) Eligibility for Form S-3. QuadraMed represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Holders of the Registrable Securities and QuadraMed shall file all reports required to be filed by QuadraMed with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     3. Obligations of QuadraMed. In connection with the registration of the Registrable Securities, QuadraMed shall have the following obligations:

          (a) QuadraMed shall prepare and file with the SEC not later than thirty (30) days after the date of this Agreement a registration statement with respect to the Registrable Securities and thereafter shall use its best efforts to cause such registration statement to become effective as soon as possible after filing and shall keep such registration statement effective at all times until two (2) years following the later of (i) the effective date of such registration statement and (ii) the publication by QuadraMed of financial results that include at least thirty (30) days of combined operations of QuadraMed, Resource Holdings, FRA and their respective subsidiaries.

          (b) QuadraMed shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep the registration statement effective at all times and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) QuadraMed shall furnish to RHP and its legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by QuadraMed, one copy of the registration statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. QuadraMed shall furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. QuadraMed will immediately notify each Holder by facsimile of the effectiveness of the registration statement or any post-effective amendment. QuadraMed will promptly respond to any and all comments received from the SEC, with a view towards causing any registration statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments, or, if applicable, following notification by the SEC that the registration statement or any amendment thereto will not be subject to review. QuadraMed hereby agrees to keep RHP apprised of the status of the registration statement.

          (d) QuadraMed shall use its best efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, and (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, provided that QuadraMed shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) As promptly as practicable, QuadraMed shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and QuadraMed shall use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

          (f) In the event Stockholders that hold a majority-in-interest of the Registrable Securities being offered in the offering select underwriters for the offering, such determination to be binding on all Holders, QuadraMed shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

          (g) QuadraMed shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order as soon as practicable and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

          (h) QuadraMed shall permit counsel designated by RHP to review the registration statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the registration statement without prior notice to such counsel. The sections of the registration statement covering information with respect to the Holders, the Holders' beneficial ownership of securities of QuadraMed or the Holders intended method of disposition of Registrable Securities shall conform to the information provided to QuadraMed by each of the Holders.

          (i) At the request of any Holder, QuadraMed shall (i) furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the registration statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof an opinion, dated as of such date, from counsel representing QuadraMed for purposes of such registration statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Holders and (ii) use its best efforts to furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the registration statement or, if such securities are not being sold by an underwriter, on the date of the effectiveness thereof, a letter, dated such date, from QuadraMed's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holders.

          (j) QuadraMed shall make available for inspection by (i) any Holder, (ii) any underwriter participating in any disposition pursuant to the registration statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holders, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of QuadraMed (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause QuadraMed's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Holder) of any Record or other information which QuadraMed determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or
(c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. QuadraMed shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to QuadraMed) with QuadraMed with respect thereto, substantially in the form of this Section 3(j). Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to QuadraMed and allow QuadraMed, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. Nothing herein (or in any other confidentiality agreement between QuadraMed and any Holder) shall be deemed to limit the Holder's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          (k) QuadraMed shall hold in confidence and not make any disclosure of information concerning any Holder provided to QuadraMed unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement,
(iii) the release of such information is ordered pursuant to a subpoena or other order from a court of governmental body of competent jurisdiction, or
(iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. QuadraMed agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court of governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (l) QuadraMed shall (i) cause all the Registrable Securities covered by the registration statement to be listed on each national securities exchange on which securities of the same class or series issued by QuadraMed are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the registration statement on the Nasdaq National Market and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

          (m) QuadraMed shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the registration statement.

          (n)  QuadraMed shall cooperate with the Holders who hold
Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and, within three (3) business days after a registration statement which includes Registrable Securities is ordered effective by the SEC, QuadraMed shall deliver, and shall cause legal counsel selected by QuadraMed to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such registration statement) a letter of instruction and an opinion of such counsel in the usual and customary form and satisfactory to such transfer agent.

     4.   Furnish Information.

          It shall be a condition precedent to the obligations of QuadraMed to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to QuadraMed such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

     5.   Expenses of Registration.

          (a) All expenses incident to QuadraMed's performance or compliance with the Agreement, including, without limitation, all registration, filing, listing and qualification fees, printer's fees and fees and disbursements of counsel, independent certified public accountants and all other persons retained by QuadraMed and all fees and expenses for separate counsel, if any, retained by the holders of the Registrable Securities in connection with such registration (collectively, the "Registration Expenses"), will be borne by QuadraMed.

          (b) Notwithstanding the foregoing, the Holders of the Registrable Securities shall be obligated to pay, pro rata among the Holder of the Registrable Securities on the basis of the number of securities owned by each such Holder the underwriting discounts and commission relating to the Registrable Securities included in any registration hereunder.

     6. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of the Agreement.

     7. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, QuadraMed will indemnify, hold harmless and defend (i) each Holder and RHP, (ii) the directors, officers, partners, employees, agents and each other person who controls any Holder or RHP within the meaning of the Securities Act or the 1934 Act, (iii) any underwriter (as defined in the 1933 Act) for the Holders, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the Securities Act or the 1934 Act, if any (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by QuadraMed of the Securities Act, the 1934 Act, any state securities law or other law or any rule or regulation promulgated under the Securities Act or the 1934 Act or any state securities law or other law; and QuadraMed will pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of QuadraMed (which consent shall not be unreasonably withheld), nor shall QuadraMed be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

          (b) In connection with any registration statement in which a Holder is participating, to the extent permitted by law, each such selling Holder severally and not jointly will indemnify and hold harmless QuadraMed, each of its directors, each of its officers who has signed the registration statement, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder and each person, if any, who controls QuadraMed within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation by such Holder, in each case to the extent (and only to the extent) that such Violation occurs by reason of reliance upon and in conformity with written information furnished to QuadraMed by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, provided, further, however, that the Holder shall be liable under this Agreement (including this Section 7(b) and Section 8) only for that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such registration statement.

          (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (to be selected by Holders holding a majority of the Registrable Securities included in the Registration Statement), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party to the extent of such prejudice of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

          (d) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

          (e)  The obligations of QuadraMed and Holders under this Section
7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     8.   Contribution.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of QuadraMed to the public without registration or pursuant to a registration on Form S-3, QuadraMed agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) File with the SEC in a timely manner all reports and other documents required of QuadraMed under the Securities Act and the 1934 Act; and

          (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by QuadraMed that it has complied with the reporting requirements of SEC Rule 144, Securities Act and the 1934 Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of QuadraMed and such other reports and documents so filed by QuadraMed, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     10. Assignment of Registration Rights. A Holder may assign its rights under this Agreement (but only with all related obligations) to a transferee or assignee of such securities, provided that, within a reasonable time after such transfer, QuadraMed is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     11. Amendment of Registration Rights. Any provision of the Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of QuadraMed and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and QuadraMed.

     12.  Miscellaneous.

          (a) Successors and Assigns. All covenants and agreements in the Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of the Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.


          (b) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective, and binding upon QuadraMed on the date hereof and upon each Holder when such Holder signs and returns the acknowledgment in the form of Exhibit A attached hereto.

          (c) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement.

          (d) Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the parties hereto.

          (e) Governing Law. The Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law principles.

          (f) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between QuadraMed, on the one hand, and the Holders and RHP, on the other hand, with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          (g) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished QuadraMed in writing, or, until any such party so furnishes an address to QuadraMed, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to QuadraMed.

          (h) Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of QuadraMed under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach of default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

          (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (j) Actions by Holders. Whenever any action, consent or other determination is required on the part of the Holders to be made pursuant to this Agreement, such determination shall be made by the Holders of the majority of Registrable Securities then outstanding.

                         (Remainder of Page Intentionally Left Blank)












































     IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the date first written above.

                                   QUADRAMED CORPORATION



                                   By: /s/ John V. Cracchiolo
                                        Name:
                                        Title:


                                   RESOURCE HEALTH PARTNERS, L.P.
                                   By:  RHP GP, L.P., its general
                                        partner
                                   By:  RHP Health, Inc., its general
                                        partner



                                   By: /s/ Ted J. Ackroyd
                                        Name: Ted J. Ackroyd
                                        Title: President




















                         SIGNATURE PAGE
               TO THE REGISTRATION RIGHTS AGREEMENT









                         STOCKHOLDER SIGNATURE PAGE
                       TO THE REGISTRATION RIGHTS AGREEMENT




                              By:

                              Print Name:

                              Address: